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                                                                   EXHIBIT 23.01

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20057, 333-20073, 333-31398, 333-76096, 333-76654, 333-85518,
333-106270 and 333-106271) of Education Management Corporation and Subsidiaries of our report dated August 1, 2003, with respect to the consolidated financial statements and schedule of Education Management Corporation and Subsidiaries included in this Annual Report on Form 10-K for the year ended June 30, 2003.

                                                 /s/  ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
September 26, 2003